Exhibit 99.1
News Release

For immediate release
May 15, 2020
Digirad Corporation Reports Financial Results for the
First Quarter Ended March 31, 2020
Suwanee, GA. - Digirad Corporation (Nasdaq: DRAD; DRADP) (“Digirad” or the “Company”) reported today its financial results for the first quarter (Q1) ended March 31, 2020.
Q1 2020 Financial Highlights vs. Q1 2019 *
•Total revenue increased to $28.9 million from $23.9 million
•Gross profit increased to $4.4 million from $4.0 million
•Net loss was $3.0 million compared to a net loss of $1.7 million
•Non-GAAP adjusted EBITDA from continuing operations decreased to $0.5 million from $0.8 million
•Non-GAAP free cash flow of $0.6 million versus $(2.1) million

* Since September 10, 2019, Digirad has been operating as a diversified holding company (“HoldCo”) with three business divisions: Healthcare, Building & Construction, and Real Estate & Investments. Digirad’s Q1 2020 results include financial and operational data of the two newly created divisions - Building & Construction and Real Estate & Investments. No operational or financial data was recorded in the 2019 period for these two divisions.

Jeff Eberwein, Chairman of Digirad, noted, “Similar to many other companies, our operations started to be impacted in Q1 2020 by the nationwide shutdown due to the COVID-19 pandemic. Although scanning revenue for our Healthcare division started to decline in March, we believe we will be able to recover most of the lost revenue in the coming quarters once doctors offices and hospitals resume performing scanning procedures. Our Building & Construction division experienced delays in a couple of major commercial projects in Q1 2020, but we have built a substantial backlog over the last year which we believe will lead to strong revenue growth going forward.”

Mr. Eberwein continued, “During the first quarter of 2020, we continued to execute on our HoldCo growth strategy and value enhancement initiatives which we believe will lead to increased revenue, cash flow, earnings and, ultimately, stockholder value. Over time we expect to use our cash flow to accelerate our growth by funding both internal growth investments and bolt-on acquisitions. We will also look to create new business divisions in the future through the disciplined acquisition of businesses, complementary to our holding company structure. In addition, we are exploring the potential divestiture of non-strategic assets.

The growth strategy for our Building & Construction division is to expand the commercial construction business at KBS and as previously announced, KBS is currently involved in multiple discussions for several large commercial projects for the construction of multi-family housing units in the Greater Boston area. Even if just a few of these projects are awarded, they would require a significantly higher utilization rate for KBS’s manufacturing plant in South Paris, Maine and an increased investment in working capital. Three of these projects are in advanced stages of negotiation and are expected to start production in the coming months. If awarded, these three projects alone are expected to generate revenue of over $10 million for KBS through the production of nearly 250 building modules. In 2019, KBS generated approximately $12 million of revenue and produced approximately 230 building modules, entirely for the residential market using its South Paris, Maine plant. At full capacity, this plant can produce between 500 and 600 building modules per year. KBS has built a potential sales pipeline of more than $50 million (approximately 1,000 building modules) which, if fully materialized, could eventually require the re-opening of our currently idled Oxford, Maine plant, which also has production capacity of 500 to 600 building modules per year.”

Revenue

The Company’s total Q1 2020 revenue increased by 20.7% to $28.9 million from $23.9 million in the first quarter of the prior year.

Revenue in $ million	Q1 2020	Q1 2019	% change
Healthcare	$23,342	$23,912	(2.4)%
Building & Construction	5,484	—	—%
Real Estate & Investments	189	—	—%
Corporate, eliminations and other	(158)	—	—%
Total Revenue	$28,857	$23,912	20.7%

Revenue for the Healthcare division for Q1 2020 decreased from Q1 2019 due to a $0.9 million decline in scanning revenue, offset by a $0.3 million increase in camera sales. Starting in mid-March, many doctors offices temporarily closed and many hospitals stopped performing non-emergency procedures, tests, and scans due to the COVID-19 pandemic.

Gross Profit

Gross Profit in $ million	Q1 2020	Q1 2019	% change
Healthcare	$4,072	$3,981	2.3%
Building & Construction	403	—	—%
Real Estate & Investments	124	—	—%
Corporate, eliminations and other	(158)	—	—%
Total Gross Profit	$4,441	$3,981	11.6%

Q1 2020 gross profit for the Healthcare division increased by 2.3% from the prior year’s quarter, due to an increase in mobile healthcare interim rental service, a favorable mix of services provided, and lower equipment maintenance costs.
Operating Expenses
Q1 2020 marketing, sales, general and administrative (MSG&A) expenses increased by 28.9% or $1.4 million from the same period in the prior year, mainly due to expenses attributable to the Building & Construction division and as well as audit-related expenses related to the ATRM merger, which were not included in the prior year period.
Non-GAAP Adjusted EBITDA
Q1 2020 non-GAAP adjusted EBITDA from continuing operations decreased to $0.5 million from $0.8 million in the same quarter of the prior year due to lower revenue from high-margin mobile scanning services and general and administrative expenses from the Building & Construction division, not included in the prior year period.
Net Loss
Q1 2020 net loss from continuing operations for the first quarter was $3.0 million, or $1.44 per basic and diluted share, compared to net loss of $1.7 million, or $0.82 per basic and diluted share in the same period in the prior year. Q1 2020 non-GAAP adjusted net loss from continuing operations was $1.7 million, or $0.81 per basic and diluted share, compared to adjusted net loss of $1.0 million, or $0.51 per basic and diluted share in the same period of the prior year.
Operating cash flow
Q1 2020 cash flow from operations was an inflow of $0.6 million, compared to an outflow of $2.2 million for the same period in the prior year.
Free Cash Flow
The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment, plus net dispositions of property and equipment, and the acquisition-related net working capital. The Company believes this measure of free cash flow provides management and investors further useful information about cash generation (or use) in our primary operations.

Q1 2020 non-GAAP free cash flow was an inflow of $0.6 million, compared to an outflow of $2.1 million in the same quarter in the prior year period.

Net Operating Loss Carryforward (NOL)
Finally, Digirad Corporation has approximately $91.6 million of usable net operating losses (“NOL”) in the U.S. as of year end 2019, which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a charter amendment in place that limits beneficial ownership of Digirad common stock to 4.99%. Stockholders who wish to own more than 4.99% of Digirad common stock, or who already own more than 4.99% of Digirad common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

COVID-19 Pandemic Update

As disclosed in the Company's press releases issued on April 7, 2020, as well as in our S-1 issued on April 30, 2020, our business has begun to be adversely impacted by the recent COVID-19 outbreak and the accompanying economic downturn. This downturn, as well as the uncertainty regarding the duration, spread, and intensity of the outbreak, has led to an initial reduction in demand for our services. The expected timeline for this reduction in demand for our services remains uncertain and difficult to predict considering the rapidly evolving landscape.

The Company is vigilantly monitoring the situation surrounding COVID-19 pandemic and will continue to proactively address this situation as it evolves. Due to the flexibility of its workforce and the actions it is taking, the Company is confident it can continue to efficiently manage its business and mitigate risks in this challenging environment, while retaining the ability to meet clients' needs when activity improves.
Conference Call Information
A conference call is scheduled for 11:00 a.m. ET (8:00 a.m. PT) on May 15, 2020 to discuss the results and management’s outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://ir.digirad.com/events-presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail ir@digirad.com or lcati@equityny.com.

Use of Non-GAAP Financial Measures by Digirad Corporation

This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” “free cash flow”, and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and basic and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, unrealized gain (loss) on available-for-sale securities, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad’s financial condition and results of operations is included as Exhibit 99.2 to Digirad’s report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2020.
About Digirad Corporation
Digirad Corporation is a diversified holding company with three operating divisions: Healthcare, Building & Construction, and Real Estate & Investments.
Healthcare Division (Digirad Health)
Digirad Health designs, manufactures, and distributes diagnostic medical imaging products. Digirad Health operates in three businesses: Diagnostic Services, Mobile Healthcare, and Diagnostic Imaging. The Diagnostic Services business offers imaging and monitoring services to healthcare providers as an alternative to purchasing the equipment or outsourcing the procedure. The Mobile Healthcare business provides contract diagnostic imaging, including computerized tomography (“CT”), magnetic resonance imaging (“MRI”), positron emission tomography (“PET”), PET/CT, and nuclear medicine and healthcare expertise through a convenient mobile service. The Diagnostic Imaging business develops, sells, and maintains solid-state gamma cameras.

Building & Construction Division (ATRM)
ATRM Holdings, Inc. (“ATRM”) manufactures modular housing units for commercial and residential applications. ATRM operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply retail operations. The modular building manufacturing business is operated by KBS Builders, Inc. (“KBS”), the structural wall panel and wood foundation manufacturing segment is operated by EdgeBuilder, Inc. (“EdgeBuilder”), and the retail building supplies are sold through Glenbrook Building Supply, Inc. (“Glenbrook”). KBS Builders, EdgeBuilder and Glenbrook are wholly-owned subsidiaries of ATRM, which is a wholly-owned subsidiary of Digirad.
Real Estate & Investments Division
This business division manages the Company’s real estate assets and investments of HoldCo.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of Digirad Corporation or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; the length of time associated with servicing customers; losses of significant contracts; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting in liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, including to successfully integrate ATRM’s operations and realize the synergies from the acquisition of ATRM, as well as factors related to the Company’s business (including ATRM) including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Digirad Corporation	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Chairman of the Board	The Equity Group
203-489-9501	212-836-9611
ir@digirad.com	lcati@equityny.com

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended March 31,

	2020	2019
Revenues:
Healthcare	$23,342	$23,912
Building and Construction	5,484	—
Real Estate and Investments	31	—
Total revenues	28,857	23,912
Cost of revenues:
Healthcare	19,270	19,931
Building and Construction	5,081	—
Real Estate and Investments	65	—
Total cost of revenues	24,416	19,931
Gross profit	4,441	3,981
Total gross profit (loss) percentage	15.4%	16.6%
Healthcare	17.4%	16.6%
Building and Construction	7.3%	—%
Real Estate and Investments	(109.7)%	—%
Operating expenses:
Marketing, sales and general and administrative expenses	6,228	4,833
Amortization of intangible assets	817	283
Total operating expenses	7,045	5,116
Loss from operations	(2,604)	(1,135)
Other expense:
Other income (expense), net	160	(198)
Interest expense, net	(475)	(181)
Loss on extinguishment of debt	—	(151)
Total other expense	(315)	(530)
Loss before income taxes	(2,919)	(1,665)
Income tax (expense) benefit	(34)	8
Net loss	(2,953)	(1,657)
Deemed dividend on Series A redeemable preferred stock	(484)	—
Net loss attributable to common shareholders	$(3,437)	$(1,657)

Net loss per share, attributable to common shareholders — basic and diluted:	$(1.67)	$(0.82)
Weighted-average shares outstanding – basic and diluted	2,055	2,028

Net loss	$(2,953)	$(1,657)
Other comprehensive income (loss):
Reclassification of tax provision impact	—	22
Total other comprehensive income	—	22
Comprehensive loss	$(2,953)	$(1,635)

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts)

	March 31, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$1,423	$1,821
Restricted cash	169	240
Equity securities	18	26
Accounts receivable, net	14,933	18,571
Inventories, net	6,617	7,097
Other current assets	1,416	1,794
Total current assets	24,576	29,549
Property and equipment, net	20,762	22,138
Operating lease right-of-use assets	5,310	4,827
Intangible assets, net	22,087	22,903
Goodwill	9,978	9,978
Other assets	1,094	1,165
Total assets	$83,807	$90,560

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,623	$8,932
Accrued compensation	3,456	4,579
Accrued warranty	347	421
Deferred revenue	1,626	1,786
Short-term debt and current portion of long-term debt	1,211	4,036
Payable to related parties	2,034	1,920
Operating lease liabilities, current portion	2,009	1,866
Other current liabilities	4,067	4,638
Total current liabilities	22,373	28,178
Long-term debt, net of current portion	18,775	17,038
Deferred tax liabilities	43	23
Operating lease liabilities, net of current portion	3,404	3,073
Other liabilities	1,359	1,551
Total liabilities	45,954	49,863

Preferred stock, $0.0001 par value: 10,000,000 shares authorized: 10% Series A Cumulative Redeemable preferred stock, 8,000,000 shares liquidation preference ($10.00 per share), 1,915,637 shares issued or outstanding at March 31, 2020 and December 31, 2019, respectively	20,086	19,602

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 2,055,158 and 2,050,659 shares issued and outstanding (net of treasury shares) at March 31, 2020 and December 31, 2019, respectively	—	—
Treasury stock, at cost; 258,849 shares at March 31, 2020 and December 31, 2019, respectively	(5,728)	(5,728)
Additional paid-in capital	144,977	145,352
Accumulated deficit	(121,482)	(118,529)
Total stockholders’ equity	17,767	21,095
Total liabilities, mezzanine equity and stockholders’ equity	$83,807	$90,560

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019

Net loss from continuing operations	$(2,953)	$(1,657)
Acquired intangible amortization	814	283
Unrealized loss (gain) on equity securities (1)	26	(28)
Litigation costs (2)	160	—
Loss on extinguishment of debt	—	151
Write-off of assets	135	—
Transaction cost (3)	115	230
Income tax expense (benefit)	34	(8)
Non-GAAP adjusted net loss from continuing operations	$(1,669)	$(1,029)

Net loss per diluted share from continuing operations	$(1.44)	$(0.82)
Acquired intangible amortization	0.40	0.14
Unrealized loss (gain) on equity securities (1)	0.01	(0.01)
Litigation costs (2)	0.08	—
Loss on extinguishment of debt	—	0.07
Write-off of assets	0.07	—
Transaction cost (3)	0.06	0.11
Income tax expense	0.02	—
Non-GAAP adjusted net loss per basic and diluted share from continuing operations (4)	$(0.81)	$(0.51)

(1)Reflects change in fair value of investments in equity securities.
(2)Reflects one time litigation costs.
(3)Reflects legal and other costs related to the ATRM merger and HoldCo conversion.
(4)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
Net loss from continuing operations	$(2,953)	$(1,657)
Unrealized loss (gain) on equity securities (1)	26	(28)
Litigation costs (2)	160	—
Loss on extinguishment of debt	—	151
Depreciation and amortization	2,407	1,809
Stock-based compensation	109	112
Interest expense, net	475	181
Write-off of assets	135	—
Transaction cost (3)	115	230
Income tax expense (benefit)	34	(8)
Non-GAAP adjusted EBITDA from continuing operations	$508	$790

(1)Reflects change in fair value of investments in equity securities.
(2)Reflects one time litigation costs.
(3)Reflects legal and other costs related to the ATRM merger and HoldCo conversion.

Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
Net cash provided by (used in) operating activities	$623	$(2,185)
Less purchases of property and equipment	(158)	(387)
Gross free cash flow	465	(2,572)
Plus net dispositions	23	257
Plus merger related net working capital adjustment	115	230
Free cash flow	$603	$(2,085)

Digirad Corporation
Supplemental Debt Information
(Unaudited)
(In thousands)
A summary of the Company’s credit facilities and related party notes are as follows (in thousands):

	March 31, 2020		December 31, 2019
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - Gerber KBS	$600	6.00%	$1,111	7.50%
Revolving Credit Facility - Premier	—	—%	2,925	6.25%
Total Short Term Revolving Credit Facilities	$600	6.00%	$4,036	6.59%
Revolving Credit Facility - SNB	$15,321	3.49%	$17,038	4.26%
Revolving Credit Facility - Gerber EBGL	1,279	6.00%	—	—%
Total Long Term Revolving Credit Facilities	$16,600	3.68%	$17,038	4.26%
LSV Co-Invest I Promissory Note (“January Note”)	$631	12.00%	$595	12.00%
LSV Co-Invest I Promissory Note (“June Note”)	1,086	12.00%	1,023	12.00%
LSVM Note	317	12.00%	302	12.00%
Total Notes Payable From Related Parties	$2,034	12.00%	$1,920	12.00%

Term Loan Facilities
The following table presents the Star and Premier term loans balance net of unamortized debt issuance costs as of March 31, 2020 (in thousands):

March 31, 2020
Amount
Gerber - Star Term Loan	$2,350
Premier - Term Loan	974
Total Principal	3,324
Unamortized debt issuance costs	(538)
Total	$2,786

Digirad Corporation
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
Revenue by segment
Diagnostic Services	$10,814	$11,726
Diagnostic Imaging	2,861	2,523
Mobile Healthcare	9,667	9,663
Building and Construction	5,484	—
Real Estate and Investments	189	—
Corporate, eliminations and other	(158)	—
Consolidated revenue	$28,857	$23,912

Gross profit by segment:
Diagnostic Services	$2,005	$2,581
Diagnostic Imaging	869	786
Mobile Healthcare	1,198	614
Building and Construction	403	—
Real Estate and Investments	124	—
Corporate, eliminations and other	(158)	—
Consolidated gross profit	$4,441	$3,981

Income (loss) from continuing operations by segment:
Diagnostic Services	$1,024	$1,736
Diagnostic Imaging	521	343
Mobile Healthcare	177	(623)
Building and Construction	(859)	—
Real Estate and Investments	106	—
Corporate, eliminations and other	(158)	(2,591)
Unallocated corporate and other expenses	(3,415)	—
Segment loss from operations	$(2,604)	$(1,135)

Depreciation and amortization by segment:
Diagnostic Services	$329	$304
Diagnostic Imaging	63	78
Mobile Healthcare	1,378	1,427
Building and Construction	572	—
Real Estate and Investments	65	—
Total depreciation and amortization	$2,407	$1,809